                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   FORM 8-K
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report                                                     July 20, 1998
Commission File Number                                                    1-6906

                          FIRST SECURITY CORPORATION
            (Exact name of registrant as specified in its charter)
State of incorporation                                                  Delaware
I.R.S. Employer Identification No.                                    87-6118148
Address of principal executive offices             79 South Main, P.O. Box 30006
                                                            Salt Lake City, Utah
Zip Code                                                              84130-0006
Registrant's telephone number, including area code                (801) 246-5706


Item 5.  Other Information

On July 20, 1998, First Security Corporation (FSCO) issued a press release announcing its earnings and other financial data for the first six months of 1998, a copy of which is attached to this report as Exhibit A.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST SECURITY CORPORATION
(Registrant)

[SIGNED]                                                  July 20, 1998
_______________________________________________________   ____________________
Scott C. Ulbrich                                          (Date)
Executive Vice President, Finance and Capital Markets
  and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT A


FOR IMMEDIATE RELEASE                                  Contact: Scott C. Ulbrich
July 20, 1998                                                     (801) 246-5706

             FIRST SECURITY EARNS $124.5 MILLION OR $0.64 PER SHARE BEFORE ACQUISITION CHARGES FOR FIRST SIX MONTHS OF 1998

[NOTE: All prior period financial data in this report have been restated for FSCO's pooling of interests acquisition of California State Bank, and all net income and selected other data discussed below are reported BEFORE one-time CSTB acquisition charges totaling $7.2 million after tax.]

Highlights for First Six Months of 1998 Compared with Year Ago Period:
* Net income, before acquisition charges, of $124.5 million, up $23.3 million or 23.0%.
* Earnings per share diluted, before acquisition charges, of $0.64, up $0.10 or 18.5%.
* Noninterest income of $227.1 million, up $64.3 million or 39.5%.
* Total assets of $19.4 billion at June 30, 1998, up $2.9 billion or 18.0%.
* Stockholders' equity of $1.5 billion at June 30, 1998, up $0.2 billion or 14.9%.
* On May 29, 1998, FSCO acquired California State Bank (Nasdaq: CSTB).

   SALT LAKE CITY -- First Security Corporation (Nasdaq: FSCO) earned net income, before one-time CSTB acquisition charges of $7.2 million after tax, totaling $124.5 million for the first six months of 1998, up $23.3 million or 23.0% from the corresponding 1997 period. This net income generated a 1.35% return on average assets (ROAA) and a 17.12% return on average equity (ROAE) for the year to date, essentially unchanged from a 1.35% ROAA and a 16.75% ROAE for the year-ago period. Earnings per share diluted were $0.64 for year-to-date 1998, up $0.10 or 18.5% from the year-ago period. The tangible ROAA was 1.56%, the tangible ROAE was 24.93%, and tangible earnings per share diluted were $0.72 for the year to date, compared with a 1.48% tangible ROAA, a 21.51% tangible ROAE, and tangible earnings per share diluted of $0.59 for the year-ago period.
   FSCO's net income, before acquisition charges, was $63.1 million for the second quarter of 1998, up $11.9 million or 23.3% from the second quarter of 1997. This net income generated a 1.33% ROAA and a 16.66% ROAE for the quarter, essentially unchanged from a 1.33% ROAA and a 16.91% ROAE for the year-ago quarter. Earnings per share diluted were $0.32 for the second quarter of 1998, up $0.04 or 14.3% from the year-ago quarter. The tangible ROAA was 1.55%, the tangible ROAE was 24.73%, and tangible earnings per share diluted were $0.37 for the quarter, compared with a 1.46% tangible ROAA, a 21.83% tangible ROAE, and tangible earnings per share diluted of $0.30 for the year-ago quarter.
   Net income, after acquisition charges, totaled $117.3 million for year-to-date 1998, up $16.1 million or 15.9% from the year-ago period, and was $55.9 million for the second quarter of 1998, up $4.7 million or 9.2% from the year-ago quarter. Earnings per share diluted were $0.60 for the year to date, up $0.06 or 11.1% from the year-ago period, and were $0.29 for the second quarter, up $0.01 or 3.6% from the year-ago quarter.
   Spencer F. Eccles, FSCO chairman and chief executive officer, said, "We are very pleased with First Security's performance for the first six months of 1998, which continues to build on our past achievements. Key factors for the year-to-date results included a 22.3% growth in average loans, a 39.5% increase in noninterest income, and the continued 110% efforts of our dedicated employees. As a result, First Security continues to be a strong performer as measured by growth in both our shareholder returns and customer base."
   Discussing the CSTB acquisition, he said, "On May 29, 1998, we acquired California State Bank in West Covina, California. Originally, we had expected the ongoing operations of this newest subsidiary to be neutral to our earnings by the end of 1998, but are pleased to report that this neutrality has been achieved ahead of schedule."
Total Revenues
   FSCO's total revenues (the sum of net interest income and noninterest income) were $564.3 million for year-to-date 1998, up $104.5 million or 22.7% from the year-ago period, and were $291.5 million for the second quarter of 1998, up $57.0 million or 24.3% from the year-ago quarter. On a linked quarter basis, FSCO's total revenues for the second quarter of 1998 increased $18.7 million or 6.8% over the first quarter of 1998.
   FSCO's net interest income on a fully taxable equivalent (FTE) basis was $342.6 million for year-to-date 1998, up $41.7 million or 13.9% from the year-ago period, and was $175.8 million for the second quarter of 1998, up $21.4 million or 13.9% from the year-ago quarter. These increases were due to a combination of continued strong demand for loans, growth in the securities portfolios, and the positive impact of three purchase accounting acquisitions completed in the last twelve months including Harbourton Mortgage Co., L.P.
(HMC), American Bancorp of Nevada, and Rio Grande Bancshares, Inc. (RGB). On a linked quarter basis, FSCO's net interest income FTE for the second quarter of 1998 increased $8.9 million or 5.3% over the first quarter of 1998.
   FSCO's net interest margins for the year-to-date and second quarter of 1998 were identical at 4.15%, and each was down 33 basis points from 4.48% for the year-to-date and second quarter of 1997. These decreases were due to a combination of the following factors: strong volume growth in loans, especially refinanced mortgages, which were originated at lower rates but funded by additional short term borrowed funds and deposits at relatively constant rates; and a small shift in the deposit mix from transaction accounts to time deposits with higher rates. On a linked quarter basis from the first quarter of 1998 to the second quarter of 1998, FSCO's net interest margin remained unchanged while net interest income was increased through its mortgage and lending activities.
   FSCO's noninterest income was $227.1 million for year-to-date 1998, up $64.3 million or 39.5% from the year-ago period, and was $118.5 million for the second quarter of 1998, up $36.5 million or 44.5% from the year-ago quarter. These increases were due to several factors including: strong growth in net mortgage banking activities generated by lower interest rates plus the March 31, 1997 purchase of HMC; gains from ongoing asset securitizations / sales; and FSCO's continued emphasis on improving its value pricing of all fee-based services and on increasing and diversifying its sources of noninterest income.
 FSCO's noninterest income amounted to 40.24% of total revenues for year-to-date 1998, up from 35.39% for the year-ago period, and was 40.67% of total revenues for the quarter, up from 34.97% for the year-ago quarter. On a linked quarter basis, FSCO's noninterest income for the second quarter of 1998 increased $10.0 million or 9.2% from the first quarter of 1998.
Noninterest Expenses
   FSCO's noninterest expenses, before one-time CSTB acquisition charges of $6.9 million pre-tax, were $343.1 million for year-to-date 1998, up $69.0 million or 25.2% from the year-ago period, and were $177.3 million for the second quarter of 1998, up $36.7 million or 26.1% from the year-ago quarter. These increases were primarily due to the following: the impact of the three purchase accounting acquisitions (discussed above) on ongoing operations; additions of revenue-generating personnel; ongoing volume growth; the cost of necessary technological advances and upgrades including "Year 2000" expenditures; and one-time costs associated with the creation of a "Section 20" full-service securities broker / dealer subsidiary. Mr. Eccles commented, "First Security continues to strengthen its control of ongoing noninterest expenses while expending funds required to support strong growth, multiple acquisitions, and investments in technology appropriate for a high performance financial services company."
   FSCO's operating expense ratio (the ratio of noninterest expenses to the sum of net interest income FTE and noninterest income), before acquisition charges, was 60.23% for year-to-date 1998, up 111 basis points from the year-ago period, and was 60.26% for the second quarter of 1998, up 74 basis from the year-ago quarter.
   FSCO's subsidiary, CrossLand Mortgage, has a higher operating expense ratio than FSCO's bank subsidiaries due to its labor intensive business of originating, selling, and servicing mortgage loans. Excluding both CrossLand Mortgage and acquisition charges, FSCO's "core" efficiency ratio was 56.16% for year-to-date 1998, up 78 basis points from the year-ago period, and was 56.13% for the second quarter of 1998, up 58 basis points from the year-ago quarter. Interest-Earning Assets and Asset Quality
   FSCO's assets totaled $19.4 billion at June 30, 1998, up $1.2 billion or 6.7% from year-end 1997, and up $2.9 billion or 18.0% from one year ago. Loans were $12.5 billion at quarter end, up $1.3 billion or 11.6% from year end, and up $2.0 billion or 19.0% from one year ago.
   The ratio of nonperforming assets to total loans and other real estate was 0.35% at June 30, 1998, down from 0.38% at year-end 1997 and 0.45% one year ago. Nonperforming assets totaled $43.6 million at quarter end, up $0.7 million or 1.6% from year end, but down $3.7 million or 7.7% from one year ago.
   FSCO's reserve for loan losses was increased to $166.7 million at June 30, 1998, up $9.1 million or 5.8% from year end 1997, and up $16.5 million or 11.0% from one year ago. The ratio of the reserve to total loans was 1.33% at quarter end, down from 1.40% at year end and 1.43% one year ago.
   The annualized ratio of net loans charged off to average loans was 0.42% for year-to-date 1998, down from 0.52% for the year-ago period, and was 0.49% for the second quarter of 1998, compared with 0.50% for the year-ago quarter. Net loans charged off against the reserve were $24.8 million for year-to-date 1998, down $0.4 million or 1.6% from the year-ago period, and were $15.0 million for the second quarter of 1998, up $2.4 million or 19.1% from the year-ago quarter.
 FSCO's provision for loan losses was $31.0 million for year-to-date 1998, up $2.8 million or 9.8% from the year-ago period, and was $18.4 million for the second quarter of 1998, up $4.3 million or 30.7% from the year-ago quarter. Stockholders' Equity and Common Stock
   FSCO's stockholders' equity was increased to $1.5 billion at June 30, 1998, up $0.1 billion or 10.1% from year-end 1997 and up $0.2 billion or 14.9% from one year ago. This growth was due to the following: earnings retained; issuances of new FSCO common stock shares for acquisitions; and the impact of the SFAS 115 net unrealized gain on available for sale securities; partially offset by repurchases of common stock in the public markets in 1997 and early 1998. FSCO's ratio of stockholders' equity to total assets was 7.97% at June 30, 1998, compared with 7.72% at year-end 1997 and 8.18% one year ago. The ratio of tangible common equity to tangible assets was 6.26% at quarter end, compared with 6.24% at year end and 6.68% one year ago, reflecting the goodwill recognized with the RGB merger and the ongoing origination of mortgage servicing rights.
Mergers and Acquisitions
   On May 29, 1998, FSCO acquired California State Bank, headquartered in West Covina, California. CSTB had year-end 1997 assets of $849.2 million and 17 branches serving small- and middle-market business customers and retail banking clients in the San Gabriel Valley, as well as Orange, Riverside, and San Bernardino counties of Southern California. This transaction was accounted for as a pooling of interests, requiring the restatement of all prior period FSCO financial statements. FSCO incurred one-time acquisition charges for this transaction of $7.2 million or $0.037 per share after tax.
   On July 1, 1998, FSCO merged and renamed its subsidiaries, First National Bank of Dona Ana County and First National Bank of Chaves County, as First Security Bank of Southern New Mexico.
National and Regional Economy
   While consumer spending and other areas of financial demand remained solid in the second quarter, evidences of Asia-related weaknesses in commodity prices and in the manufacturing sector were clearly observable. Aided by the low interest rates, housing and automobile sales were sustained at high levels. With inflation near 1.5%, real incomes were pushed higher and declining import prices provided incentives for aggressive buying. Job gains were steady in the second quarter, but in June, the nation's jobless rate edged slightly higher to 4.5%.
   By midyear, it had become evident that the Asian financial crisis was a huge difficulty that would persist for an extended period of time. More than just a recession, Asia (including Japan) is facing broad-based debt deflation, with the banking sector burdened with a tremendous volume of bad loans.
Accordingly, the Japanese yen has weakened against the dollar, and the U.S. international trade deficit has widened and will continue to do so. In the second half of 1998, commodity prices likely will remain under pressure, and corporate profit margins are expected to narrow. In this slower-growth environment, it seems more probable that the Federal Reserve may lower rather than increase interest rates.
   Economic activity in the western United States recorded sustained growth in the second quarter. Rates of expansion are somewhat below last year, but most states' labor markets continue at or near full employment. The lower mortgage and other lending rates have aided the residential and automobile sales climate.
Business
   With $19.4 billion in assets and $11.9 billion in deposits, First Security Corporation is the largest financial services organization headquartered in the Intermountain West, and is the nation's oldest multistate bank holding company.
 Incorporated on June 15, 1928, FSCO celebrates its 70th anniversary this year. FSCO's banks currently operate 315 full service domestic bank offices in Utah,
Idaho, Oregon, Wyoming, New Mexico, Nevada, and California. Nonbank subsidiaries include a residential mortgage loan company, a leasing company, two insurance subsidiaries, an investment management company, a full-service retail securities broker / dealer, a "Section 20" full-service securities broker / dealer, a bankcard transaction processing company, an information technology subsidiary, and a small business investment corporation.
   Internet Address: news, financial updates and information about products and services can be found on FSCO's web site at www.firstsecuritybank.com. Forward-Looking Statements
   Except for the historical information in this document, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. FSCO cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
   FSCO advises readers that various risks and uncertainties could affect FSCO's financial performance and could cause FSCO's actual results for future periods to differ materially from those anticipated or projected. These risks and uncertainties include, but are not limited to, those related to: the economic environment, particularly in the regions where FSCO operates; competitive products and pricing; changes in prevailing interest rates; credit and other risks of lending and investment activities; fiscal and monetary policies of the U.S. and other governments; regulations affecting financial institutions; acquisitions and the integration of acquired businesses; technology and associated risks; and other risks and uncertainties affecting FSCO's operations and personnel.
   FSCO specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

FIRST SECURITY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except per share data; unaudited) (A)
                                                                    Three Months                    Year-To-Date Six Months
For the Periods Ended June 30, 1998 and 1997                  1998     1997     $Chg    %Chg       1998     1997     $Chg    %Chg
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
INTEREST INCOME:
Interest & fees on loans                                   274,737  230,188   44,549    19.4    534,192  446,474   87,718    19.6
Federal funds sold & securities purchased                    1,897      887    1,010   113.9      2,865    2,213      652    29.5
Interest-bearing deposits in other banks                        11       11        0     0.0         42       67      (25)  (37.3)
Trading account securities                                   1,823    5,360   (3,537)  (66.0)     6,049    7,758   (1,709)  (22.0)
Available for sale securities                               72,482   57,809   14,673    25.4    141,903  112,218   29,685    26.5
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
TOTAL INTEREST INCOME                                      350,950  294,255   56,695    19.3    685,051  568,730  116,321    20.5
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
INTEREST EXPENSE:
Deposits                                                   102,016   84,575   17,441    20.6    202,525  166,304   36,221    21.8
Short-term borrowings                                       52,157   40,067   12,090    30.2     99,484   71,360   28,124    39.4
Long-term debt                                              23,839   17,133    6,706    39.1     45,813   34,015   11,798    34.7
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
TOTAL INTEREST EXPENSE                                     178,012  141,775   36,237    25.6    347,822  271,679   76,143    28.0
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NET INTEREST INCOME                                        172,938  152,480   20,458    13.4    337,229  297,051   40,178    13.5
Provision for loan losses                                   18,396   14,074    4,322    30.7     30,994   28,222    2,772     9.8
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES        154,542  138,406   16,136    11.7    306,235  268,829   37,406    13.9
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NONINTEREST INCOME:
Service charges on deposit accounts                         22,612   22,730     (118)   (0.5)    44,986   43,924    1,062     2.4
Other service charges, collections, commissions & fees      18,355   12,086    6,269    51.9     33,909   23,773   10,136    42.6
Asset securitization gains                                  13,901    1,864   12,037   645.8     16,449    7,816    8,633   110.5
Bankcard servicing fees & third-party processing fees        8,764    8,204      560     6.8     17,476   16,687      789     4.7
Insurance commissions & fees                                 4,088    4,056       32     0.8      8,009    8,606     (597)   (6.9)
Mortgage banking activities                                 51,448   26,475   24,973    94.3     95,657   49,189   46,468    94.5
Mortgage banking activities MSR amortization               (10,184)  (4,227)  (5,957) (140.9)   (17,588)  (8,091)  (9,497) (117.4)
Trust (fiduciary) commissions & fees                         7,163    6,293      870    13.8     13,747   12,037    1,710    14.2
Trading account securities gains (losses)                      416      157      259   165.0        245      934     (689)  (73.8)
Available for sale securities gains (losses)                 1,603    2,276     (673)  (29.6)     3,312    2,913      399    13.7
Other                                                          368    2,092   (1,724)  (82.4)    10,848    4,951    5,897   119.1
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
TOTAL NONINTEREST INCOME                                   118,534   82,006   36,528    44.5    227,050  162,739   64,311    39.5
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NONINTEREST EXPENSES:
Salaries & employee benefits                                95,557   73,673   21,884    29.7    184,923  143,114   41,809    29.2
Amortization of intangibles                                  2,882    2,487      395    15.9      5,502    4,836      666    13.8
Armored & messenger                                          1,658    1,465      193    13.2      3,280    2,998      282     9.4
Bankcard interbank interchange & fees                        8,252    8,383     (131)   (1.6)    17,387   16,539      848     5.1
Credit, appraisal & repossessions                            7,711    2,075    5,636   271.6     12,644    5,676    6,968   122.8
Fees                                                         3,400    3,222      178     5.5      5,879    5,221      658    12.6
Furniture & equipment                                       15,085   11,722    3,363    28.7     27,584   22,078    5,506    24.9
Insurance                                                    2,329    1,805      524    29.0      4,109    3,145      964    30.7
Marketing                                                    3,857    2,968      889    30.0      7,454    6,070    1,384    22.8
Occupancy, net                                               9,604    9,396      208     2.2     18,744   17,932      812     4.5
Other real estate expense & loss provision (recovery)          111      383     (272)  (71.0)       392    1,143     (751)  (65.7)
Postage                                                      3,422    2,614      808    30.9      6,672    5,397    1,275    23.6
Professional                                                 6,499    3,253    3,246    99.8     11,289    6,218    5,071    81.6
Stationery & supplies                                        5,449    4,144    1,305    31.5     10,800    8,278    2,522    30.5
Telephone                                                    3,415    3,939     (524)  (13.3)     7,724    8,179     (455)   (5.6)
Travel                                                       3,059    2,532      527    20.8      5,605    4,544    1,061    23.3
Other                                                       11,987    6,597    5,390    81.7     20,095   12,762    7,333    57.5
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
TOTAL NONINTEREST EXPENSES                                 184,277  140,658   43,619    31.0    350,083  274,130   75,953    27.7
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
INCOME BEFORE PROVISION FOR INCOME TAXES                    88,799   79,754    9,045    11.3    183,202  157,438   25,764    16.4
Provision for income taxes                                  32,892   28,550    4,342    15.2     65,926   56,231    9,695    17.2
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NET INCOME                                                  55,907   51,204    4,703     9.2    117,276  101,207   16,069    15.9
======================================================= ========== ======== ======== ======= ========== ======== ======== =======
  MEMO: NET INCOME BEFORE CSTB ACQUISTION CHARGE (A)        63,133   51,204   11,929    23.3    124,502  101,207   23,295    23.0
======================================================= ========== ======== ======== ======= ========== ======== ======== =======
Dividend requirement of preferred stock                          7        8       (1)  (12.5)        14       16       (2)  (12.5)
------------------------------------------------------- ---------- -------- -------- ------- ---------- -------- -------- -------
NET INCOME APPLICABLE TO COMMON STOCK                       55,900   51,196    4,704     9.2    117,262  101,191   16,071    15.9
======================================================= ========== ======== ======== ======= ========== ======== ======== =======
Common stock dividend                                       22,943   19,569    3,374    17.2     46,529   37,329    9,200    24.6
======================================================= ========== ======== ======== ======= ========== ======== ======== =======
EARNINGS PER COMMON SHARE:
Earnings per common share basic                               0.30     0.29     0.01     3.4       0.63     0.56     0.07    12.5
Earnings per common share diluted                             0.29     0.28     0.01     3.6       0.60     0.54     0.06    11.1
Common shares basic [Avg]                                  187,623  179,359    8,264     4.6    186,983  179,789    7,194     4.0
Common shares diluted [Avg]                                194,471  185,609    8,862     4.8    193,993  185,964    8,029     4.3
======================================================= ========== ======== ======== ======= ========== ======== ======== =======
CASH DIVIDENDS PAID OR ACCRUED PER SHARE:
Preferred stock dividend ($3.15 annual rate)                  0.79     0.79     0.00     0.0       1.58     1.58     0.00     0.0
Common stock dividend                                        0.130    0.113     0.02    15.0      0.260    0.215     0.05    20.9
======================================================= ========== ======== ======== ======= ========== ======== ======== =======

Notes:
(A) All FSCO financial statements have been restated to reflect the following:
    - the May 29, 1998 acquisition of California State Bank in a pooling of interests merger.
      FSCO incurred one-time acquisition charges of $7.2 million or $0.037 per share after tax.
    - two separate 3-for-2 stock splits in the form of 50% stock dividends paid in May 1997 and February 1998.

FIRST SECURITY CORPORATION
CONSOLIDATED BALANCE SHEETS
($ in thousands; unaudited) (A)
                                                                                June 30 December 31     June 30     Jun/Jun Jun/Jun
                                                                                   1998        1997        1997       $ Chg   % Chg
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
ASSETS:
Cash & due from banks                                                           908,605   1,219,435     872,726      35,879     4.1
Federal funds sold & securities purchased under resale agreements                26,323     206,266     283,959    (257,636)  (90.7)
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Total Cash & Cash Equivalents                                                   934,928   1,425,701   1,156,685    (221,757)  (19.2)
Interest-bearing deposits in other banks                                            605         600         600           5     0.8
Trading account securities                                                       53,343     255,320     274,014    (220,671)  (80.5)
Available for sale securities, at fair value                                  4,806,559   4,351,525   3,642,437   1,164,122    32.0
  (Amortized cost: $4,767,405; $4,313,847; and $3,640,356; respectively)
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Loans, net of unearned income                                                12,530,360  11,230,766  10,528,449   2,001,911    19.0
  (Unearned income: $105,407; $106,369; and $98,888; respectively)
Reserve for loan losses                                                        (166,658)   (157,525)   (150,170)    (16,488)   11.0
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Total Loans, Net                                                             12,363,702  11,073,241  10,378,279   1,985,423    19.1
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Premises & equipment, net                                                       316,999     288,433     280,582      36,417    13.0
Accrued income receivable                                                       112,510     106,974      95,361      17,149    18.0
Other real estate                                                                 3,908       7,981       8,449      (4,541)  (53.7)
Other assets                                                                    415,905     356,852     313,592     102,313    32.6
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Goodwill                                                                        208,657     174,928     173,298      35,359    20.4
Mortgage servicing rights                                                       138,699     108,630      88,438      50,261    56.8
Other intangible assets                                                           4,191       1,598       1,787       2,404   134.5
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Total Intangible Assets                                                         351,547     285,156     263,523      88,024    33.4
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
TOTAL ASSETS                                                                 19,360,006  18,151,783  16,413,522   2,946,484    18.0
=========================================================================== =========== =========== =========== =========== =======
LIABILITIES:
Deposits: noninterest-bearing                                                 2,402,497   2,431,006   2,435,479     (32,982)   (1.4)
Deposits: interest-bearing                                                    9,514,706   8,986,628   8,039,087   1,475,619    18.4
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Total Deposits                                                               11,917,203  11,417,634  10,474,566   1,442,637    13.8
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Federal funds purchased & securities sold under repurchase agreements         3,480,902   3,252,259   2,975,864     505,038    17.0
U.S. Treasury demand notes                                                       37,562      21,050      20,440      17,122    83.8
Other short-term borrowings                                                     386,786     331,890     288,939      97,847    33.9
Accrued income taxes                                                            303,779     255,062     212,456      91,323    43.0
Accrued interest payable                                                         46,147      51,928      38,600       7,547    19.6
Other liabilities                                                               131,713     116,651      99,550      32,163    32.3
Long-term debt                                                                1,513,044   1,304,463     959,897     553,147    57.6
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
TOTAL LIABILITIES                                                            17,817,136  16,750,937  15,070,312   2,746,824    18.2
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
STOCKHOLDERS' EQUITY:
Preferred stock: Series "A" $3.15 cumulative convertible                            493         501         532         (39)   (7.3)
  (Shares issued: 9; 10; and 10; respectively)
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Common Stockholders' Equity:
Common stock: par value $1.25                                                   236,416     232,595     236,010         406     0.2
  (Shares issued: 189,133; 186,076; and 188,808; respectively)
Paid-in surplus                                                                 188,365     149,683     177,785      10,580     6.0
Retained earnings                                                             1,117,921   1,047,366     978,340     139,581    14.3
Accumulated other comprehensive income                                           24,553      23,569       1,529      23,024  1505.8
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Subtotal                                                                      1,567,255   1,453,213   1,393,664     173,591    12.5
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Common treasury stock, at cost                                                  (24,878)    (52,868)    (50,986)     26,108   (51.2)
  (Shares: 1,238; 1,654; and 3,993; respectively)
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
Total Common Stockholders' Equity                                             1,542,377   1,400,345   1,342,678     199,699    14.9
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
TOTAL STOCKHOLDERS' EQUITY                                                    1,542,870   1,400,846   1,343,210     199,660    14.9
--------------------------------------------------------------------------- ----------- ----------- ----------- ----------- -------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                     19,360,006  18,151,783  16,413,522   2,946,484    18.0
=========================================================================== =========== =========== =========== =========== =======

Notes:
(A) All FSCO financial statements have been restated to reflect the following:
    - the May 29, 1998 acquisition of California State Bank in a pooling of interests merger.
    - two separate 3-for-2 stock splits in the form of 50% stock dividends paid in May 1997 and February 1998.

FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS
(in thousands, except per share data and ratios; unaudited) (A)
                                                  2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr       Year-To-Date Six Months
                                                     1998       1998       1997       1997       1997       1998       1997    %Chg
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Common & Preferred Stock Data (A):
Earnings per common share basic                      0.30       0.33       0.31       0.30       0.29       0.63       0.56    12.5
Earnings per common share diluted                    0.29       0.32       0.30       0.29       0.28       0.60       0.54    11.1
Tangible EPCS diluted                                0.33       0.35       0.31       0.33       0.30       0.69       0.59    16.9
Dividends paid per common share                      0.130      0.130      0.113      0.113      0.113      0.260      0.215   20.9
Book value per common share [EOP]                    8.21       8.02       7.59       7.48       7.26       8.21       7.26    13.1
Tangible book value per common share [EOP]           6.34       6.21       6.05       6.04       5.84       6.34       5.84     8.6
Market price (bid) [EOP]                            21.375     23.813     27.917     19.833     18.209     21.375     18.209   17.4
  High bid for the period                           24.750     26.167     27.917     21.333     19.000     26.167     19.000   37.7
  Low bid for the period                            21.000     21.833     19.083     17.583     14.445     21.000     14.222   47.7
Market capitalization (mktprice x #shrs) [EOP]  4,016,256  4,457,936  5,148,509  3,664,543  3,365,296  4,016,256  3,365,296    19.3
Market price / book value per com share [EOP] %    260.35     296.92     367.81     265.15     250.81     260.35     250.81
Dividend payout ratio (DPCS / EPCS basic) %         43.33      39.39      36.45      37.67      38.97      41.27      38.39
Dividend yield (DPCS / mktprice) [EOP] %             2.43       2.18       1.62       2.28       2.48       2.43       2.48
Price / earnings ratio(mktprice/4qtrsEPCSbasic)      17.2x      19.4x      23.7x      17.0x      16.0x      17.2x      16.0x
Common shares basic [EOP]                         187,895    187,206    184,422    184,770    184,815    187,895    184,815     1.7
Common shares basic [Avg]                         187,623    186,336    184,583    184,717    179,359    186,983    179,789     4.0
Common shares diluted [Avg]                       194,471    193,510    191,671    191,268    185,609    193,993    185,964     4.3
Preferred shares [EOP]                                  9         10         10         10         10          9         10   (10.0)
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Income Statement:
Interest income                                   350,950    334,101    328,965    315,683    294,255    685,051    568,730    20.5
Interest expense                                  178,012    169,810    163,388    152,372    141,775    347,822    271,679    28.0
Net interest income                               172,938    164,292    165,577    163,310    152,480    337,229    297,051    13.5
Fully taxable equivalent (FTE) adjustment           2,827      2,579      4,176      2,336      1,851      5,406      3,858    40.1
Net interest income, FTE                          175,765    166,871    169,753    165,646    154,331    342,635    300,909    13.9
Provision for loan losses                          18,396     12,598     21,243     13,921     14,074     30,994     28,222     9.8
Noninterest income                                118,534    108,516    106,876     87,543     82,006    227,050    162,739    39.5
Noninterest expenses                              184,277    165,806    164,944    149,830    140,658    350,083    274,130    27.7
Provision for income taxes                         32,892     33,034     28,235     31,066     28,550     65,926     56,231    17.2
Net income                                         55,907     61,369     58,031     56,036     51,204    117,276    101,207    15.9
Memo: Net income before CSTB Acquisition charges   63,133     61,369     58,031     56,036     51,204    124,502    101,207    23.0
Preferred stock dividend requirement                    7          7          7          7          8         14         16   (12.5)
Common stock dividend                              22,943     23,586     20,308     20,318     19,569     46,529     37,329    24.6
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Balance Sheet - End of Period:
Trading account securities                         53,343    318,224    255,320     87,154    274,014     53,343    274,014   (80.5)
Available for sale (AFS) securities             4,806,559  4,386,629  4,351,525  4,109,176  3,642,437  4,806,559  3,642,437    32.0
  Memo: fair value adjustment AFS securities       39,154     34,640     37,678     19,196      2,081     39,154      2,081  1781.5
Loans, net of unearned income                  12,530,360 12,436,407 11,230,766 11,159,090 10,528,449 12,530,360 10,528,449    19.0
Reserve for loan losses                          (166,658)  (163,256)  (157,525)  (152,951)  (150,170)  (166,658)  (150,170)   11.0
Total interest-earning assets                  17,417,190 17,219,384 16,044,477 15,374,616 14,729,459 17,417,190 14,729,459    18.2
Intangible assets                                 351,547    338,844    285,156    265,492    263,523    351,547    263,523    33.4
Total assets                                   19,360,006 19,132,896 18,151,783 17,145,647 16,413,522 19,360,006 16,413,522    18.0
Noninterest-bearing deposits                    2,402,497  2,339,665  2,431,006  2,391,563  2,435,479  2,402,497  2,435,479    (1.4)
Interest-bearing deposits                       9,514,706  9,483,289  8,986,628  8,531,915  8,039,087  9,514,706  8,039,087    18.4
Total deposits                                 11,917,203 11,822,954 11,417,634 10,923,478 10,474,566 11,917,203 10,474,566    13.8
Short-term borrowed funds                       3,905,250  3,986,966  3,605,199  3,399,509  3,285,243  3,905,250  3,285,243    18.9
Long-term debt                                  1,513,044  1,339,892  1,304,463    954,463    959,897  1,513,044    959,897    57.6
Total interest-bearing liabilities             14,933,000 14,810,147 13,896,290 12,885,887 12,284,227 14,933,000 12,284,227    21.6
Preferred stockholders' equity                        493        501        501        511        532        493        532    (7.3)
Common stockholders' equity                     1,542,377  1,500,734  1,400,345  1,381,980  1,342,678  1,542,377  1,342,678    14.9
Parent company investment in subsidiaries       1,719,975  1,678,122  1,555,112  1,503,053  1,450,529  1,719,975  1,450,529    18.6
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Problem Assets & Potential Problem Assets - End of Period:
Total nonaccruing loans                            39,713     36,553     34,960     38,088     38,829     39,713     38,829     2.3
Other real estate                                   3,908      4,342      7,981      6,789      8,449      3,908      8,449   (53.7)
Total nonperforming assets                         43,621     40,895     42,941     44,877     47,278     43,621     47,278    (7.7)
Accruing loans past due 90 days or more            22,833     19,693     20,841     20,109     20,727     22,833     20,727    10.2
Total problem assets                               66,454     60,588     63,782     64,986     68,005     66,454     68,005    (2.3)
Potential problem assets                            8,209     11,493      7,423     11,654      9,742      8,209      9,742   (15.7)
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Other Data - End of Period (not rounded):
Full-time equivalent employees                      8,659      8,214      7,996      7,826      7,665      8,659      7,665    13.0
Domestic bank offices:
  FS Bank: Utah (B)                                   132        130        129        127        124        132        124     6.5
  FS Bank: Idaho (B)                                   88         88         88         87         87         88         87     1.1
  FS Bank: Oregon (B)                                  14         13         13         13         13         14         13     7.7
  FS Bank: Wyoming (B)                                  8          8          8          7          7          8          7    14.3
  FSB New Mexico                                       31         31         31         29         29         31         29     6.9
  FSB Southern New Mexico (C)                          11                     0          0          0         11          0     NM
  FSB Nevada                                           14         14         14         14         13         14         13     7.7
  California State Bank (A)                            17         17         17         18         18         17         18    (5.6)
Total domestic bank offices                           315        312        300        295        291        315        291     8.2
============================================== ========== ========== ========== ========== ========== ========== ========== =======

Notes:
EOP: End Of Period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale. NM: Not Meaningful.
(A) All FSCO financial statements have been restated to reflect the following:
    - the May 29, 1998 acquisition of California State Bank in a pooling of interests merger.
    - two separate 3-for-2 stock splits in the form of 50% stock dividends paid in May 1997 and February 1998.
(B) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997); FSB Wyoming (November 1997).
(C) FSCO purchased Rio Grande Bancshares, Inc. and its two bank subsidiaries in February 1998, and merged and renamed them in July
    1998.

FIRST SECURITY CORPORATION
FINANCIAL HIGHLIGHTS - Continued
(in thousands, except per share data and ratios; unaudited) (A)
                                                  2nd Qtr    1st Qtr    4th Qtr    3rd Qtr    2nd Qtr       Year-To-Date Six Months
                                                     1998       1998       1997       1997       1997       1998       1997    %Chg
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Balance Sheet - Average:
Trading account securities                        138,157    295,414    163,330    178,070    360,339    216,351    264,748   (18.3)
Available for sale (AFS) securities             4,524,500  4,310,715  4,190,292  3,728,035  3,521,411  4,418,198  3,443,416    28.3
  Memo: fair value adjustment AFS securities       33,956     41,342     28,511     13,808    (17,755)    37,629     (7,272) (617.5)
Loans, net of unearned income                  12,374,882 11,656,881 11,214,784 10,829,751 10,006,397 12,017,865  9,823,971    22.3
Reserve for loan losses                          (164,256)  (160,269)  (153,922)  (151,204)  (144,385)  (162,274)  (143,472)   13.1
Deferred taxes on leases                         (198,673)  (196,556)  (192,903)  (186,212)  (187,553)  (197,620)  (185,586)    6.5
Total interest-earning assets, excluding
  fair value adjustment AFS securities
  & deferred taxes on leases                   16,939,894 16,091,448 15,415,241 14,612,051 13,785,315 16,518,015 13,442,052    22.9
Intangible assets                                 349,850    308,452    271,770    262,789    195,413    329,266    191,890    71.6
Total assets                                   18,998,533 18,085,153 17,295,476 16,394,898 15,433,778 18,544,366 15,108,031    22.7
Noninterest-bearing deposits                    2,252,282  2,181,985  2,231,130  2,260,560  2,215,276  2,217,328  2,159,506     2.7
Interest-bearing deposits                       9,459,908  9,207,647  8,658,839  8,223,536  7,781,168  9,334,474  7,761,142    20.3
Total deposits                                 11,712,190 11,389,632 10,889,970 10,484,096  9,996,444 11,551,802  9,920,648    16.4
Short-term borrowed funds                       3,851,257  3,522,497  3,350,840  3,210,660  2,889,451  3,687,785  2,653,587    39.0
Long-term debt                                  1,433,195  1,314,965  1,246,482    971,356    989,408  1,374,407    970,236    41.7
Total interest-bearing liabilities             14,744,360 14,045,109 13,256,161 12,405,553 11,660,027 14,396,666 11,384,965    26.5
Preferred stockholders' equity                        497        501        506        524        532        499        534    (6.6)
Common stockholders' equity                     1,519,335  1,411,739  1,384,287  1,362,645  1,214,361  1,465,834  1,217,636    20.4
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Reconciliation of the Reserve for Loan Losses:
Reserve for loan losses, beginning                163,256    157,525    152,951    150,170    144,225    157,525    142,693    10.4
Total loans charged off                           (23,011)   (18,885)   (24,363)   (18,976)   (22,520)   (41,896)   (42,854)   (2.2)
Total recoveries of loans charged off               8,017      9,091      7,694      7,836      9,932     17,108     17,650    (3.1)
Net loans (charged off) recovered                 (14,994)    (9,794)   (16,669)   (11,140)   (12,588)   (24,788)   (25,204)   (1.7)
Provision for loan losses                          18,396     12,598     21,243     13,921     14,074     30,994     28,222     9.8
Acquisitions                                            0      2,927          0          0      4,459      2,927              (34.4)
Reserve for loan losses, ending                   166,658    163,256    157,525    152,951    150,170    166,658    150,170    11.0
---------------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -------
Selected Ratios (%):
Return on average assets (ROAA)                      1.18       1.38       1.33       1.36       1.33       1.28       1.35
Tangible ROAA                                        1.40       1.56       1.39       1.56       1.46       1.48       1.48
Return on average stockholders' equity (ROAE)       14.75      17.62      16.63      16.31      16.91      16.13      16.75
Tangible ROAE                                       22.26      25.14      21.31      22.85      21.83      23.65      21.51
Net interest margin, FTE                             4.15       4.15       4.40       4.53       4.48       4.15       4.48
Net interest spread, FTE                             3.52       3.53       3.71       3.79       3.73       3.53       3.75
Operating expense ratio
  (nonint exp / (net int inc FTE + nonint inc))     62.62      60.21      59.63      59.18      59.52      61.45      59.12
Tangible operating expense ratio                    59.57      57.71      59.04      56.91      57.44      58.67      57.09
Productivity ratio (nonint exp / avg assets)         3.89       3.72       3.78       3.63       3.66       3.81       3.66
Stockholders' equity / assets [EOP]                  7.97       7.85       7.72       8.06       8.18       7.97       8.18
Stockholders' equity / assets [Avg]                  8.00       7.81       8.01       8.31       7.87       7.91       8.06
Tangible common equity / tangible assets [EOP]       6.26       6.18       6.24       6.61       6.68       6.26       6.68
Loans / deposits [EOP]                             105.15     105.19      98.36     102.16     100.51     105.15     100.51
Loans / assets [EOP]                                64.72      65.00      61.87      65.08      64.14      64.72      64.14
Reserve for loan losses [EOP] /:
  Total loans                                        1.33       1.31       1.40       1.37       1.43       1.33       1.43
  Nonaccruing loans                                419.66     446.63     450.59     401.57     386.75     419.66     386.75
  Nonaccruing + accruing loans past due 90 days    266.46     290.25     282.30     262.82     252.15     266.46     252.15
Nonaccruing loans / total loans                      0.32       0.29       0.31       0.34       0.37       0.32       0.37
Accruing loans past due 90 days / total loans        0.18       0.16       0.19       0.18       0.20       0.18       0.20
Nonaccruing + accr loans past due / total loans      0.50       0.45       0.50       0.52       0.57       0.50       0.57
Nonperforming assets /:
  Total loans + other real estate                    0.35       0.33       0.38       0.40       0.45       0.35       0.45
  Total assets                                       0.23       0.21       0.24       0.26       0.29       0.23       0.29
  Total equity                                       2.83       2.72       3.07       3.25       3.52       2.83       3.52
  Total equity + reserve for loan losses             2.55       2.46       2.76       2.92       3.17       2.55       3.17
Problem assets /:
  Total loans + other real estate                    0.53       0.49       0.57       0.58       0.65       0.53       0.65
  Total assets                                       0.34       0.32       0.35       0.38       0.41       0.34       0.41
  Total equity                                       4.31       4.04       4.55       4.70       5.06       4.31       5.06
  Total equity + reserve for loan losses             3.89       3.64       4.09       4.23       4.55       3.89       4.55
Net loans charged off / average loans                0.49       0.34       0.59       0.41       0.50       0.42       0.52
============================================== ========== ========== ========== ========== ========== ========== ========== =======

Notes:
EOP: End Of Period. EPCS: Earnings Per Common Share. DPCS: Dividends Per Common Share. AFS: Available For Sale. NM: Not Meaningful.
(A) All FSCO financial statements have been restated to reflect the following:
    - the May 29, 1998 acquisition of California State Bank in a pooling of interests merger.
    - two separate 3-for-2 stock splits in the form of 50% stock dividends paid in May 1997 and February 1998.
(B) FSCO created FS Bank from these mergers: FSB Utah and FSB Idaho (June 1996); FSB Oregon (May 1997); FSB Wyoming (November 1997).
(C) FSCO purchased Rio Grande Bancshares, Inc. and its two bank subsidiaries in February 1998, and merged and renamed them in July
    1998.

FIRST SECURITY CORPORATION
VOLUME / RATE ANALYSIS
(in thousands; fully taxable equivalent; unaudited) (A, B)
For the Three Months Ended June 30, 1998 and 1997
        Average Balance  Yield/Rate %                                                  Interest Inc/Exp   Change   Changes Due To:
       1998        1997   1998   1997                                                    1998      1997  1998-97   Volume     Rate
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       INTEREST-EARNING ASSETS / INCOME:
    133,868      66,465   5.67   5.34  Federal funds sold & securities purchased        1,897       887    1,010      900      110
      1,116         501   3.94   8.78  Interest-bearing deposits in other banks            11        11        0       14      (14)
    138,157     360,339   5.28   5.94  Trading account securities                       1,822     5,355   (3,533)  (3,302)    (231)
  4,490,544   3,539,166   6.62   6.71  Available for sale securities, amortized cost   74,351    59,397   14,954   15,967   (1,013)
                                       Loans, net of unearned income &
 12,176,209   9,818,844   9.06   9.39    deferred taxes on leases (C)                 275,696   230,456   45,240   55,329  (10,089)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
 16,939,894  13,785,315   8.35   8.59  TOTAL INTEREST-EARNING ASSETS / INCOME         353,777   296,106   57,671   68,908  (11,237)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       INTEREST-BEARING LIABILITIES / EXPENSE:
                                       Interest-Bearing Deposits:
    339,386     582,317   1.69   1.69  Interest-bearing demand accounts                 1,437     2,454   (1,017)  (1,024)       7
  4,245,292   3,297,333   2.93   3.23  Savings & money market accounts                 31,114    26,654    4,460    7,663   (3,203)
  1,373,212     867,652   5.74   5.73  Time deposits of $100,000 or more               19,716    12,436    7,280    7,246       34
  3,502,018   3,033,866   5.68   5.67  Other time deposits                             49,749    43,031    6,718    6,640       78
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
  9,459,908   7,781,168   4.31   4.35  TOTAL INTEREST-BEARING DEPOSITS                102,016    84,575   17,441   20,525   (3,084)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
  3,406,527   2,609,783   5.37   5.38  Federal funds purchased & securities sold       45,710    35,122   10,588   10,722     (134)
    444,730     279,668   5.80   7.07  Other short-term borrowings                      6,447     4,945    1,502    2,919   (1,417)
  1,433,195     989,408   6.65   6.93  Long-term debt                                  23,839    17,133    6,706    7,685     (979)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
 14,744,360  11,660,027   4.83   4.86  TOTAL INTEREST-BEARING LIABILITIES / EXPENSE   178,012   141,775   36,237   41,851   (5,614)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                          8.35   8.59  Interest income / earning assets
                          4.20   4.11  Interest expense / earning assets
                        ------ ------  --------------------------------------------
                          4.15   4.48  Net interest income / earning assets           175,765   154,331   21,434   27,057   (5,623)
                                       Less fully taxable equivalent adjustment         2,827     1,851      976
                        ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       NET INTEREST INCOME, PER CONSOLIDATED
                                         STATEMENTS OF INCOME                         172,938   152,480   20,458
=========== =========== ====== ======  ============================================ ========= ========= ======== ======== ========
For the Six Months Ended June 30, 1998 and 1997
Average Balance  Yield/Rate %                                                  Interest Inc/Exp   Change   Changes Due To:
       1998        1997   1998   1997                                                    1998      1997  1998-97   Volume     Rate
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       INTEREST-EARNING ASSETS / INCOME:
     99,502      85,866   5.76   5.15  Federal funds sold & securities purchased        2,865     2,213      652      351      301
      1,348       2,365   6.23   5.67  Interest-bearing deposits in other banks            42        67      (25)     (29)       4
    216,351     264,748   5.60   5.87  Trading account securities                       6,060     7,770   (1,710)  (1,420)    (290)
  4,380,569   3,450,688   6.65   6.68  Available for sale securities, amortized cost  145,707   115,241   30,466   31,055     (589)
                                       Loans, net of unearned income &
 11,820,245   9,638,385   9.07   9.28    deferred taxes on leases (C)                 535,783   447,297   88,486  101,255  (12,769)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
 16,518,015  13,442,052   8.36   8.52  TOTAL INTEREST-EARNING ASSETS / INCOME         690,457   572,588  117,869  131,212  (13,343)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       INTEREST-BEARING LIABILITIES / EXPENSE:
                                       Interest-Bearing Deposits:
    323,932     649,441   1.73   2.23  Interest-bearing demand accounts                 2,800     7,247   (4,447)  (3,632)    (815)
  4,151,106   3,260,814   2.95   3.14  Savings & money market accounts                 61,307    51,132   10,175   13,960   (3,785)
  1,366,514     864,969   5.80   5.60  Time deposits of $100,000 or more               39,628    24,223   15,405   14,046    1,359
  3,492,922   2,985,918   5.66   5.61  Other time deposits                             98,790    83,702   15,088   14,212      876
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
  9,334,474   7,761,142   4.34   4.29  TOTAL INTEREST-BEARING DEPOSITS                202,525   166,304   36,221   38,586   (2,365)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
  3,270,058   2,373,688   5.34   5.22  Federal funds purchased & securities sold       87,304    61,946   25,358   23,393    1,965
    417,727     279,899   5.83   6.73  Other short-term borrowings                     12,180     9,414    2,766    4,636   (1,870)
  1,374,407     970,236   6.67   7.01  Long-term debt                                  45,813    34,015   11,798   14,170   (2,372)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
 14,396,666  11,384,965   4.83   4.77  TOTAL INTEREST-BEARING LIABILITIES / EXPENSE   347,822   271,679   76,143   80,785   (4,642)
----------- ----------- ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                          8.36   8.52  Interest income / earning assets
                          4.21   4.04  Interest expense / earning assets
                        ------ ------  --------------------------------------------
                          4.15   4.48  Net interest income / earning assets           342,635   300,909   41,726   50,427   (8,701)
                                       Less fully taxable equivalent adjustment         5,406     3,858    1,548
                        ------ ------  -------------------------------------------- --------- --------- -------- -------- --------
                                       NET INTEREST INCOME, PER CONSOLIDATED
                                         STATEMENTS OF INCOME                         337,229   297,051   40,178
=========== =========== ====== ======  ============================================ ========= ========= ======== ======== ========

Notes:
(A) All FSCO financial statements have been restated to reflect the following:
    - the May 29, 1998 acquisition of California State Bank in a pooling of interests merger.
    - two separate 3-for-2 stock splits in the form of 50% stock dividends paid in May 1997 and February 1998.
(B) Changes not due entirely to changes in volume or rate have been allocated to rate.
    Interest is presented on a fully taxable equivalent (FTE) basis, calculated on Federal and state taxes applicable to the subsidiary carrying the asset.  The combined tax rate was approximately 39% for 1998 and 1997.
(C) Loans include nonaccruing loans.
    Interest on loans includes fees of $11,300 and $9,544 for the 1998 and 1997 quarters, respectively.
    Interest on loans includes fees of $21,155 and $17,649 for the 1998 and 1997 year-to-date periods, respectively.